SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2011
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands (State or Other Jurisdiction of Incorporation)	001-34726 (Commission File Number)	98-0646235 (IRS Employer Identification No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of Principal Executive Offices)
Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On June 2, 2011, LyondellBasell Industries N.V. (the “Company”) entered into the First Amendment to the Senior Secured Asset-Based Credit Agreement dated April 8, 2010 (the “ABL Credit Agreement”), among the Company and Lyondell Chemical Company, a Delaware corporation (“LCC”), Equistar Chemicals, LP, a Delaware limited partnership (“Equistar”), Houston Refining LP, a Delaware limited partnership (“HRLP”), LyondellBasell Acetyls LLC, a Delaware limited liability company (“Acetyls”) (each of LCC, Equistar, HRLP and Acetyls being a wholly-owned subsidiary of the Company), the subsidiaries of LCC from time to time party thereto as additional borrowers (together with LCC, Equistar, HRLP and Acetyls, the “Borrowers”), each lender party thereto (the “Lenders”), Citibank, N.A., as Administrative Agent (the “Administrative Agent”), Citibank, N.A. and Wells Fargo Capital Finance, LLC, as Co-Collateral Agents (the “Co-Collateral Agents”), Citibank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, N.A., as Fronting Banks (the “Fronting Banks”) and the other agents party thereto (the “First Amendment”).
     Pursuant to the First Amendment, (i) the total commitment under the ABL Credit Agreement was increased by $250 million, from $1.75 billion to $2 billion; (ii) the rates payable by the Company were reduced; (iii) the Maturity Date was extended from April 30, 2014 to June 2, 2016; (iv) the restricted payments permitted by the ABL Credit Agreement were expanded to allow greater flexibility on the part of the Company to pay dividends on, or make repurchases of, its shares; and (v) triggers relating to (A) collateral monitoring, (B) cash dominion, (C) the financial covenant and (D) enhanced reporting requirements were modified.
     Certain of the Lenders and their affiliates have provided, and may provide in the future, investment banking, financial advisory or other financial services for the Company and its affiliates, for which they may receive advisory or transaction fees of the nature and in amounts customary in the industry for these financial services.
     This description of the First Amendment is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	First Amendment to Senior Secured Asset-Based Credit Agreement, dated as of June 2, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: June 8, 2011	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President

INDEX TO EXHIBITS

10.1	First Amendment to Senior Secured Asset-Based Credit Agreement, dated as of June 2, 2011.